Exhibit 99.1
INTERACTIVE BROKERS GROUP ANNOUNCES 1Q2013 RESULTS

— — —

REPORTS COMPREHENSIVE EARNINGS PER SHARE OF $0.06, INCOME BEFORE TAXES OF $82 MILLION ON $216 MILLION IN NET REVENUES AND EARNINGS PER SHARE ON NET INCOME OF $0.14;

DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, April 16, 2013 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic broker and market maker, today reported diluted earnings per share on a comprehensive basis of $0.06 for the quarter ended March 31, 2013, compared to diluted earnings per share on a comprehensive basis of $0.33 for the same period in 2012.

On a non-comprehensive basis, which excludes the effect of changes in the U.S. dollar value of the Company’s non-U.S. subsidiaries, the Company reported diluted earnings per share on net income of $0.14 for the quarter ended March 31, 2013, compared to diluted earnings per share of $0.27 for the same period in 2012.

Net revenues were $216 million and income before income taxes was $82 million for this quarter, compared to net revenues of $304 million and income before income taxes of $150 million for the same period in 2012.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share.  This dividend is payable on June 14, 2013 to shareholders of record as of May 31, 2013.

Business Highlights

•	38% pretax profit margin for this quarter.
•	57% Electronic Brokerage pretax profit margin for this quarter.
•	Customer equity grew 23% from the year-ago quarter to $35.6 billion and customer debits increased by 32%, to $11.1 billion.
•	Customer accounts grew 11% from the year-ago quarter to 217 thousand.
•	Cleared DARTs increased 8% from the year-ago quarter to 422 thousand.
•	Brokerage segment equity surpassed $2 billion. Total equity was $4.83 billion.

Segment Overview

Electronic Brokerage
Electronic Brokerage segment income before income taxes increased 33%, to $111 million, in the quarter ended March 31, 2013 compared to the same period last year.  Commissions and execution fees increased 19% from the year-ago quarter, reflecting growth in customer accounts and larger average trade sizes.  Net interest income grew 26% from the year-ago quarter, to $54 million in this quarter.  Pretax profit margin was 57% for this quarter, up from 52% in the same period last year.

Total DARTs for cleared and execution-only customers increased 9% to 465,000 from the year-ago quarter.  Cleared DARTs were 422,000 in this quarter, 8% higher than the same period last year.  Customer accounts grew 11% to 217,000 from the year-ago quarter.  Customer equity increased 23%, to $35.6 billion, from the year-ago quarter.  Customer margin borrowings were $2.7 billion higher than at the same time last year, ending the quarter at $11.1 billion.

Market Making
Market Making segment income before income taxes decreased to a $29 million loss, for the quarter ended March 31, 2013 from a $66 million gain for the same period in 2012.  Removing the effects of currency translation, the Market Making segment produced a $32 million gain in this quarter, compared to a $67 million gain for the same period last year.  Decrease in profit was driven by an unfavorable market making environment with low volatility, one-directional market movement, and tight bid/offer spreads.  The CBOE Volatility Index, or VIX, was at the lowest level in recent history this quarter.

Currency translation loss was $61 million in this quarter, compared to a $1 million loss in the year-ago quarter.

Effects of Foreign Currency Diversification
In connection with our currency strategy, we have determined to base our net worth in GLOBALs, a basket of 16 major currencies in which we hold our equity.  In this quarter, our currency hedging program decreased our comprehensive earnings by $92 million, as the U.S. dollar value of the GLOBAL decreased by approximately 1.9%.  The effects of currency hedging are reported as components of (1) Market Making Trading Gains and (2) Other Comprehensive Income (“OCI”).  In this quarter two-thirds of the GLOBAL effect was captured in Market Making Trading Gains in the Net Income section of the Statement of Comprehensive Income, with the remainder reported as OCI in the separate Comprehensive Income section of the Statement of Comprehensive Income.

(1)	Daily average revenue trades (DARTs) are based on customer orders.

_____________________

Conference Call Information:
Interactive Brokers Group will hold a conference call with investors today,  April 16, 2013, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call.  Ask for the “Interactive Brokers Conference Call.”

The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:
Interactive Brokers Group, Inc., together with its subsidiaries, is an automated global electronic broker that specializes in catering to financial professionals by offering state-of-the-art trading technology, superior execution capabilities, worldwide electronic access, and sophisticated risk management tools at exceptionally low costs.  The brokerage trading platform utilizes the same innovative technology as the Company’s market making business, which specializes in routing orders and executing and processing trades in securities, futures, foreign exchange instruments, bonds and funds on more than 100 electronic exchanges and trading venues around the world.  As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with electronic access to stocks, options, futures, forex, bonds and mutual funds from a single IB Universal AccountSM.  Employing proprietary software on a global communications network, Interactive Brokers is continuously integrating its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the company's current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the company's actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Caitlin Duffy, 203-913-1369 or Investors: Deborah Liston, 203-618-4070.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUMES:
(in 000's, except %)					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2009	93,550		127,338		13,636		234,524		934
2010	75,169	-20%	133,658	5%	18,732	37%	227,559	-3%	905
2011	63,602	-15%	160,567	20%	19,187	2%	243,356	7%	968
2012	60,421	-5%	150,000	-7%	16,118	-16%	226,540	-7%	904

1Q2012	15,045		37,521		4,826		57,392		926
1Q2013	16,567	10%	39,576	5%	4,350	-10%	60,493	5%	1,008

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2009	643,380		82,345		75,449,891
2010	678,856	6%	96,193	17%	84,469,874	12%
2011	789,370	16%	106,640	11%	77,730,974	-8%
2012	698,140	-12%	98,801	-7%	65,872,960	-15%

1Q2012	180,786		21,690		17,862,025
1Q2013	167,090	-8%	28,563	32%	21,654,862	21%

MARKET MAKING	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2009 **	428,810		15,122		26,205,229
2010 **	435,184	1%	15,371	2%	19,165,000	-27%
2011 **	503,053	16%	15,519	1%	11,788,769	-38%
2012 **	457,384	-9%	12,660	-18%	9,339,465	-21%

1Q2012 **	118,438		2,828		2,138,451
1Q2013 **	106,840	-10%	4,352	54%	2,991,476	40%

BROKERAGE TOTAL	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2009	214,570		67,223		49,244,662
2010	243,672	14%	80,822	20%	65,304,874	33%
2011	286,317	18%	91,121	13%	65,942,205	1%
2012	240,756	-16%	86,141	-5%	56,533,495	-14%

1Q2012	62,348		18,862		15,723,574
1Q2013	60,250	-3%	24,211	28%	18,663,386	19%

* Includes options on futures
** In Brazil, an equity option contract typically represents 1 share of the underlying stock; however, the typical minimum trading quantity is 100 contracts. To make a fair comparison to volume at other exchanges, we have adopted a policy of reporting Brazilian equity options contracts divided by their trading quantity of 100.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

BROKERAGE CLEARED	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2009	93,868		66,241		46,627,344
2010	103,054	10%	79,144	19%	62,077,741	33%
2011	145,993	42%	89,610	13%	63,098,072	2%
2012	144,539	-1%	84,794	-5%	54,371,351	-14%

1Q2012	33,377		18,646		15,115,753
1Q2013	41,850	25%	23,757	27%	17,868,548	18%

* Includes options on futures

BROKERAGE STATISTICS
(in 000's, except % and where noted)
	1Q2013	1Q2012	% Change
Total Accounts	217	195	11%
Customer Equity (in billions) *	$35.6	$28.9	23%

Cleared DARTs	422	391	8%
Total Customer DARTs	465	428	9%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$4.61	$4.01	15%
DART per Avg. Account (Annualized)	496	511	-3%
Net Revenue per Avg. Account (Annualized)	$3,741	$3,240	15%

* Excludes non-customers

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)

		Three Months
		Ended March 31,
		2013	2012
		(in millions)

Electronic Brokerage	Net revenues	$195.3	$159.3
	Non-interest expenses	84.3	75.9

	Income (loss) before income taxes	$111.0	$83.4

	Pre-tax profit margin	57%	52%

Market Making	Net revenues	$23.6	$142.4
	Non-interest expenses	52.6	76.4

	Income (loss) before income taxes	($29.0)	$66.0

	Pre-tax profit margin	-123%	46%

Corporate*	Net revenues	($2.8)	$2.2
	Non-interest expenses	(3.0)	1.9

	Income (loss) before income taxes	$0.2	$0.3

Total	Net revenues	$216.1	$303.9
	Non-interest expenses	133.9	154.2

	Income (loss) before income taxes	$82.2	$149.7

	Pre-tax profit margin	38%	49%

* Corporate includes corporate related activities as well as inter-segment eliminations.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months
	Ended March 31,
	2013	2012
	(in millions, except share and per share data)

Revenues:
Trading gains	$19.0	$137.3
Commissions and execution fees	119.6	100.9
Interest income	70.5	66.6
Other income	19.9	18.3

Total revenues	229.0	323.1

Interest expense	12.9	19.2

Total net revenues	216.1	303.9

Non-interest expenses:
Execution and clearing	59.5	64.6
Employee compensation and benefits	46.3	62.7
Occupancy, depreciation and amortization	10.1	9.9
Communications	5.5	5.7
General and administrative	12.5	11.3

Total non-interest expenses	133.9	154.2

Income before income taxes	82.2	149.7

Income tax expense	6.9	8.7

Net income	75.3	141.0

Net income attributable to noncontrolling interests	68.7	129.9

Net income (loss) attributable to common stockholders	$6.6	$11.1

Earnings (loss) per share:
Basic	$0.14	$0.27
Diluted	$0.14	$0.27

Weighted average common shares outstanding:
Basic	47,499,898	45,576,925
Diluted	47,688,314	45,951,464

Comprehensive income:
Net income (loss) attributable to common stockholders	$6.6	$11.1
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(3.8)	4.1
Income taxes related to items of other comprehensive income	0.0	1.5
Other comprehensive income (loss), net of tax	(3.8)	2.6
Comprehensive income (loss) attributable to common stockholders	$2.8	$13.7

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	68.7	$129.9
Other comprehensive income (loss) - cumulative translation adjustment	(27.6)	31.6
Comprehensive income attributable to noncontrolling interests	$41.1	$161.5

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
EARNINGS PER SHARE ON COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months
	Ended March 31,
	2013	2012
	(in millions, except share and per share data)

Net income (loss) attributable to common stockholders	$6.6	$11.1
Add (deduct) net income attributable to non-fair value redemption rights	0.0	1.2

Net income (loss) available for common stockholders	$6.6	$12.3

Other comprehensive income:
Cumulative translation adjustment, before income taxes	(3.8)	4.1
Income taxes related to items of other comprehensive income	0.0	1.5
Other comprehensive income (loss), net of tax	(3.8)	2.6

Comprehensive income (loss) available for common stockholders	$2.8	$14.9

Comprehensive income (loss) per share:
Basic	$0.06	$0.33
Diluted	$0.06	$0.33

Weighted average common shares outstanding:
Basic	47,499,898	45,576,925
Diluted	47,688,314	45,951,464

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31, 2013	December 31, 2012
	(in millions)

Assets
Cash and cash equivalents	$1,184.9	$1,614.6
Cash and securities - segregated for regulatory purposes	12,504.9	12,482.4
Securities purchased under agreements to resell	461.9	428.9
Securities borrowed	3,740.4	2,833.1
Trading assets, at fair value	4,662.3	4,544.7
Receivables from customers, net of allowance	11,184.1	9,851.0
Receivables from brokers, dealers and clearing organizations	807.6	844.6
Other assets	597.9	600.2

Total assets	$35,144.0	$33,199.5

Liabilities and equity

Liabilities
Trading liabilities - financial instruments sold but not yet purchased, at fair value	$4,367.4	$4,286.3
Securities loaned	2,198.8	1,839.3
Short-term borrowings	18.8	110.4
Other payables:
Customers	23,060.9	21,422.0
Brokers, dealers and clearing organizations	311.9	361.8
Other payables	360.3	366.6
	23,733.1	22,150.4

Senior notes payable and senior secured credit facility	0.0	0.0

Equity
Stockholders' equity	597.5	598.5
Noncontrolling interests	4,228.4	4,214.6
Total equity	4,825.9	4,813.1

Total liabilities and equity	$35,144.0	$33,199.5